Calculation of Filing Fee Tables
S-8
Columbia Financial, Inc./MD/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	1,442,704	$ 10.85	$ 15,653,338.40	0.0001381	$ 2,161.73
2	Other	Participation interests in the Columbia Bank Savings and Investment Plan	Other				0.0001381	$ 0.00
Total Offering Amounts:						$ 15,653,338.40		$ 2,161.73
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,161.73
Offering Note
[1]	(1) Represents shares of common stock, par value $0.01 per share (the "Common Stock"), of Columbia Financial, Inc. (the "Registrant") reserved for issuance under the Columbia Bank Savings and Investment Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable to prevent dilution resulting from a stock split, stock dividend or similar adjustment of the outstanding Common Stock. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of the average of the high and low reported sales prices of the Common Stock on the Nasdaq Global Select Market on July 27, 2026, a date within five business days prior to the date of filing of this Registration Statement.

[2]	(3) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2) under the Securities Act, no separate registration fee is required with respect to the participation interests in the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources